UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

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JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 21, 2020, the Board of Directors (the “Board”) of Jounce Therapeutics, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board by one member and appointed Robert Iannone, M.D., M.S.C.E. as a director and as a member of the Science and Technology committee of the Board, effective immediately. Dr. Iannone has been designated as a Class I director to serve in accordance with the Company’s Amended and Restated By-Laws until the Company’s 2021 Annual Meeting of Stockholders or until his successor has been duly elected and qualified, or until his earlier death, removal, or resignation.
Dr. Iannone has served as the Executive Vice President, Research and Development of Jazz Pharmaceuticals plc since May 2019. Previously, he served as the Chief Medical Officer and Head of Research and Development at Immunomedics, Inc. from April 2018 until May 2019. Dr. Iannone has also held leadership roles at AstraZeneca and Merck & Co. At AstraZeneca, from July 2014 until April 2018, he was employed in the roles of Senior Vice President and Head of Immuno-oncology, Global Medicines Development. At Merck & Co., Dr. Iannone served in various roles, culminating his role as Executive Director and Section Head of Oncology Clinical Development. Dr. Iannone received a B.S. from The Catholic University of America, an M.D. from the Yale School of Medicine and an M.S.C.E. from the University of Pennsylvania Perelman School of Medicine.
In accordance with the Company’s non-employee director compensation policy, Dr. Iannone will receive annual cash compensation of $35,000 as a member of the Board and $5,000 as a member of the Science and Technology committee of the Board, as well as reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof. He was granted an option to purchase 31,400 shares of the Company’s common stock, par value $0.001 per share, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of his appointment, which option will vest in equal quarterly installments during the twelve quarters following the grant date, subject to Dr. Iannone’s continued service on the Board. Dr. Iannone also will enter into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-215372), filed with the Securities and Exchange Commission on December 30, 2016.
There are no arrangements or understandings between Dr. Iannone and any other person pursuant to which Dr. Iannone was elected as a director. There are no transactions in which Dr. Iannone has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: January 23, 2020	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Treasurer and Chief Financial Officer